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As filed with the Securities and Exchange Commission on October 16, 2013

Registration No. 333-191031

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

No. 3399 Chaoyang North Street Baoding 071051 People's Republic of China (86 312) 8929-700 (Address and telephone number of Registrant's principal executive office)	Yingli Green Energy Americas, Inc. 489 5th Avenue, 9th Floor New York, New York 10017 (415) 728-0468 (Name, address, and telephone number for agent of service)

Copies to:
Leiming Chen
Simpson Thacher & Bartlett LLP
c/o ICBC Tower, 35th Floor
3 Garden Road, Central,
Hong Kong SAR, China
(852) 2514-7600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(4)(6)

Ordinary shares, par value US$0.01 per share(2)	—	—

Preferred shares	—	—

Debt securities(5)	—	—

Warrants(5)	—	—

Total	US$200,000,000	US$27,280

(1)
Include (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside of the United States.
(2)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under separate registration statements on Form F-6 filed with the Securities and Exchange Commission. Each ADS represents one ordinary share. Include rights to purchase ordinary shares pursuant to the Rights Agreement, dated as of October 17, 2007, as amended as of June 2, 2008. Until the occurrence of events described in the Rights Agreement, the rights are not exercisable, are evidenced by the registrant's ordinary share certificates and are transferable with and only with the registrant's ordinary shares. No separate consideration was paid for these rights.
(3)
The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder an is not specified as to each class of securities pursuant to General Instruction II. C. of Form F-3 under the Securities Act of 1933, as amended.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.
(5)
Include an indeterminate number of ordinary shares (including ordinary shares represented by ADSs) and preferred shares that may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of these securities.
(6)
Previously paid.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2013

PROSPECTUS

Yingli Green Energy Holding Company Limited

$200,000,000

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS

        We may offer and sell in any combination from time to time in one or more offerings ordinary shares, preferred shares, debt securities or warrants. The debt securities and warrants may be convertible into or exercisable or exchangeable for our ordinary shares or preferred shares. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

        We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution." The names of any underwriters will be included in the applicable prospectus supplement.

        Our ADSs are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol "YGE."

        Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2013

i

ABOUT THIS PROSPECTUS

        Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" in this prospectus.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "€"and "Euro" are to the legal currency of the member states of the European Union that adopted such currency as their single currency in accordance with the Treaty Establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992);

  •
  "US$" and "U.S. dollars" are to the legal currency of the United States;

  •
  "ADRs" are to the American depositary receipts, which, if issued, evidence our ADSs;

  •
  "ADSs" are to our American depositary shares, each of which represents one ordinary share, par value US$0.01 per share, of our company;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

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  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "shares" and "ordinary shares" are to our ordinary shares, par value US$0.01 per share; and

  •
  "we," "us," "our" and "our company" refer to Yingli Green Energy Holding Company Limited, a company incorporated in the Cayman Islands, and all direct and indirect consolidated subsidiaries of Yingli Green Energy Holding Company Limited, unless the context otherwise requires or as otherwise indicates.

        This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell any combination of our ordinary shares, preferred shares, debt securities and warrants from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

        Our web site address is www.yinglisolar.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include discussions of our business and results of operations and annual audited consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States, or U.S. GAAP, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on April 23, 2013; and

  •
  All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed on April 23, 2013 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

No. 3399 Chaoyang North Street
Baoding 071051
People's Republic of China
Telephone: (86 312) 8929-700
Attention: Chief Financial Officer

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions, which refer to future events and trends, identify forward-looking statements. We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all. You should read this prospectus, any accompanying prospectus supplement and any other document that we incorporate by reference herein and therein completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

        Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The "Risk Factors" section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

        This prospectus also contains or incorporates by reference data related to the solar power market in several countries, including China. These market data, including industry demand and product pricing, include projections that are based on a number of assumptions. Demand for solar generated electricity may not ultimately increase at the rates expected, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business and the market price of our securities. In addition, the rapidly changing nature of the solar power market and related regulatory regimes subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

 OUR COMPANY

        We are one of the leading vertically integrated photovoltaic, or PV, product manufacturers in the world. We design, manufacture and sell PV modules, and design, assemble, sell and install PV systems. With an overall annual nameplate manufacturing capacity of 2,450 megawatts for each of crystalline polysilicon ingots and wafers, PV cells and PV modules as of September 6, 2013, we believe we are currently the largest manufacturer of PV products in the world as measured by annual manufacturing capacity. Our current products and services substantially cover the entire PV industry value chain, ranging from crystalline polysilicon ingots and wafers, PV cells and PV modules to the manufacture and installation of PV systems. We believe that we are the largest PV company in the world to have adopted a vertically integrated business model. Our end-products include PV modules and PV systems in different sizes and power outputs. We sell PV modules under our own brand names, Yingli and Yingli Solar, to PV system integrators and distributors located in various markets around the world, including Germany, China, the United States, Greece, Spain, Italy, France, India, Japan, the Netherlands, the United Kingdom, Israel, South Korea and Belgium.

        In 2002, we began producing PV modules with an initial annual manufacturing capacity of three megawatts and have significantly expanded production capacities of our PV products in the past to the current level. Currently, we maintain a balanced vertically integrated production capacity of 2,450 MW per year at our production facilities located in Baoding, Haikou, Tianjin and Hengshui in China.

        In January 2009, we acquired Cyber Power Group Limited, or Cyber Power, a development stage enterprise designed to produce polysilicon, and its principal operating subsidiary in China, Fine Silicon Co., Ltd., or Fine Silicon, with an intention to establish our own in-house polysilicon production capacity. However, due to the sharp decline in polysilicon prices in recent years, Fine Silicon was not able to achieve cost-effective production. Currently, Fine Silicon is not producing any meaningful amount of polysilicon. We are in the process of refining Fine Silicon's production process.

 RISK FACTORS

        Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading "Item 3.D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of determining the ratios, earnings consist of the total of the following: (i) pre-tax income from continuing operations, (ii) fixed charges, and (iii) amortization of capitalized interest, minus interest capitalized. Fixed charges are defined as the sum of the following: (i) interest expensed and capitalized, and (ii) amortization of debt issuance costs and discounts.

	For the year ended December 31,
	2008	2009(1)	2010	2011(2)	2012(3)
Ratio of earnings to fixed charges	5.3	—	3.5	—	—

Insufficient Coverage (RMB)	—	622,820,620	—	3,570,897,363	3,464,288,795

(1)
Earnings for the year ended December 31, 2009 were insufficient to cover fixed charges by approximately RMB 622.8 million as our operating results were negatively impacted by the non-cash charges such as provision for doubtful accounts receivable, loss on debt extinguishment and revaluation of embedded derivative during the whole year.

(2)
Earnings for the year ended December 31, 2011 were insufficient to cover fixed charges by approximately RMB 3,570.9 million as our operating results were negatively impacted by the downward market performance during the whole year.

(3)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately RMB 3,464.3 million as our operating results were negatively impacted by the downward market performance during the whole year.

DESCRIPTION OF SECURITIES

        We may issue, offer and sell from time to time, in one or more offerings, the following securities:

  •
  ordinary shares, including ordinary shares represented by ADSs;

  •
  preferred shares;

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  debt securities; and

  •
  warrants to purchase ordinary shares (including ordinary shares represented by ADSs) and preferred shares.

        The following are summaries of the above securities which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. The other material terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

 DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law, Cap. 22 (Law 3 of 1961), as consolidated and revised of the Cayman Islands, which is referred to as the Companies Law below.

        As of the date of this prospectus, our authorized share capital consists of 1,000,000,000 shares, with a par value of US$0.01 each. As of the date of this prospectus, there are 166,585,020 ordinary shares (excluding restricted shares issued but unvested under our 2006 stock incentive plan) issued and outstanding. As of the date of this prospectus, 103,207,272, or 65.9%, of our outstanding ordinary shares (excluding all unvested restricted shares) in the form of ADSs are held by 16 record holders in the United States.

        The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Meetings

        An annual general meeting and any extraordinary general meeting is required to be called by not less than ten days' notice in writing. Notice of every general meeting will be given to all our shareholders other than such as, under the provisions of our articles of association or the terms of issue of the shares they hold, are not entitled to receive such notices from us, and also to our directors and external auditors.

        Notwithstanding that a meeting is called by shorter notice than that mentioned above, it will be deemed to have been duly called, if it is so agreed (i) in the case of a meeting called as an annual general meeting by all our shareholders entitled to attend and vote at the meeting; (ii) in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.

        No business other than the appointment of a chairperson shall be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairperson of the meeting. If present, the chairperson of our board of directors will be the chairperson presiding at any shareholders' meeting.

        Two of our shareholders entitled to vote and present in person or by proxy or corporate representative representing not less than one-third in nominal value of our total issued voting shares will be a quorum.

        A corporation being a shareholder will be deemed for the purpose of our articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative will be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "—Modification of Rights" below.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting for the time being attached to any shares or in association with the Articles, at any general meeting on a show of hands every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) will have one vote for each share which such shareholder is the holder. Our board of directors may issue shares with or have attached thereto such rights or restrictions whether in regard to dividend, voting, redemption privileges or otherwise.

        Any ordinary resolution to be passed by our shareholders requires the affirmative vote of a simple majority of the votes cast at a meeting of our shareholders, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting of our shareholders. Holders of our shares may by ordinary resolution, among other things, elect or remove directors, and make alterations of capital. See "—Alteration of Capital." A special resolution is required for matters such as a change of name or amendments to our memorandum and articles of association.

        No shareholder is, unless the Board otherwise determines, entitled to vote or be reckoned in a quorum, in respect of any share unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.

        If a recognized clearing house (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization must specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is deemed to have been duly authorized without further evidence of the facts and be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house (or its nominee(s)).

Protection of Minorities

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of our shares in issue, appoint an inspector to examine our affairs and to report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our memorandum and articles of association.

        The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against, or derivative actions in our name to challenge (a) an act which is beyond the power of a company or illegal, (b) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of us, and (c) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

Pre-emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess will be distributed at equal ranking among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively and (ii) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets will be distributed so that, as nearly as may be, the losses will be borne by the shareholders in proportion to the capital paid up at the commencement of liquidation.

        If we are wound up, the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

        Except with respect to alteration of share capital as described below, alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of our shareholders.

        Subject to the Companies Law, the NYSE rules and our amended and restated articles of association, any shares of a class may be issued with or attached with special rights or restrictions, including the right to be redeemed at the option of us or the holder of such shares as the board may determine; provided that once the shares of such class are issued, any variation of rights or restrictions applicable to the shares of such class will require a special resolution of not less than two-thirds of the votes cast by holders of the shares of such class. The provisions of our amended and restated articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that (i) the quorum shall be a person or persons together holding (or represented by proxy) not less than one-third in nominal value of the issued shares of that class; (ii) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder; and (iii) any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

        The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

        Our existing authorized ordinary shares confer on the holders of our ordinary shares equal rights, privileges and restrictions. The shareholders have, by virtue of adoption of our third amended and restated articles of association, authorized the issuance of ordinary shares of par value of US$0.01 each without specifying any special rights, privileges and restrictions. Therefore, our board of directors may, without further action by our shareholders, issue shares of such class and attach to such shares special rights, privileges or restrictions, which may be different from those associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected. The ordinary shares underlying the ADSs in our issued and outstanding share capital have not been issued on the express terms that they are redeemable. However, our board of directors may pass resolutions to allow us to redeem the ordinary shares from the holders, and two-thirds of the votes cast by the holders of the ordinary shares may approve such variation of share rights. The minority shareholders will not be able to prevent their share rights being varied in such a way and their ordinary shares could become redeemable by us as a result.

Alteration of Capital

        We may from time to time by ordinary resolution:

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  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

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  divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to these shares any preferential or special rights, privileges or restrictions, provided that after the shareholders authorize a class of shares without any special rights, privileges or restrictions, our board of directors may, without further resolution of the shareholders, issue shares of such class and attach such rights, privileges or restrictions, and following such issuance of the shares of such class, a two-thirds vote of such class of shares will be required to further vary the special rights, privileges or restrictions attached to such class of shares;

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  sub-divide our shares into shares of smaller amount than is fixed by our memorandum and articles of association, subject to the Companies Law and may determine that, among the shares so sub-divided, some of such shares may have preferred or other rights or restrictions that are different from those applicable to the other such shares resulting from the sub-division; and

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  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital, or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

        Subject to such of the restrictions of our amended and restated articles of association, any of our shareholder may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in or such other form prescribed by the NYSE or in any other form which the directors may approve. Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

          (a)   the instrument of transfer is lodged with us accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

          (b)   the instrument of transfer is in respect of only one class of share;

          (c)   the instrument of transfer is properly stamped (in circumstances where stamping is required);

          (d)   in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

          (e)   a fee, if any, of such maximum sum as the NYSE may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

        If the directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by other means in accordance with the requirements of the NYSE, be suspended and the register closed at such times and for such periods as the directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

Share Repurchase

        We are empowered by the Companies Law and our amended and restated articles of association to purchase our own shares subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the NYSE or by any other recognized stock exchange on which our securities are listed.

Dividends

        Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividends shall exceed the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

        Except in so far as the rights attaching to or the terms of issue of, any share otherwise provides (i) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share; and (ii) all dividends shall be apportioned and paid pro rata according to the amounts paid upon the shares during any portion or portions of the period in respect of which the dividend is paid.

        Our directors may also pay any interim dividend which is payable on any shares semi-annually or on any other dates, whenever our profits, in the opinion of the directors, justify such payment.

        Our directors may deduct from any dividend or bonus payable to any shareholder all sums of money (if any) presently payable by him to us on account of calls, installments or otherwise.

        No dividend or other monies payable by us on or in respect of any share shall bear interest against us.

        In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that; (i) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment; or (ii) that the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the directors may think fit. We may also, on the recommendation of our directors, resolve in respect of any particular dividend that, notwithstanding the foregoing, it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right of shareholders to elect to receive such dividend in cash in lieu of such allotment.

        Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to us.

        All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by our board of directors and, if so forfeited, shall revert to us.

        Whenever our directors or the shareholders in general meeting have resolved that a dividend be paid or declared, the directors may further resolve that such dividend be satisfied by direct payment or satisfaction wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular our directors may issue fractional certificates or authorize any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to the directors and appoint any person to sign any requisite instruments of transfer and other documents on behalf of a person entitled to the dividend, which appointment shall be effective and binding on our shareholders.

Untraceable Shareholders

        We are entitled to sell any share of a shareholder who is untraceable, provided that:

            (i)  all checks or warrants in respect of dividends of such shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years prior to the publication of the advertisement and during the three months referred to in paragraph (3) below;

           (ii)  we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

          (iii)  we have caused an advertisement to be published in newspapers in the manner stipulated by our amended and restated articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such advertisement and NYSE has been notified of such intention.

        The net proceeds of any such sale shall belong to us and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Board of Directors

General

        We are managed by a board of directors which must consist of not less than two members. Any director on our board may be removed by way of an ordinary resolution of shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by way of an ordinary resolution of shareholders or by the affirmative vote of a simple majority of the remaining directors. The directors may at any time appoint any person as a director to fill a vacancy or as an addition to the existing board, but any director so appointed by the board of directors shall hold office only until the next following annual general meeting of our Company and shall then be eligible for re-election. Other than the chairperson of our board or any managing director who are not required to retire, one-third of the rest of our directors (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) who were appointed by shareholders at a general meeting are subject to retirement from office by rotation at each general meeting. Retiring directors are eligible for re-election.

        Meetings of the board of directors may be convened at any time deemed necessary by any members of the board of directors.

        A meeting of the board of directors will be competent to make lawful and binding decisions if any two members of the board of directors are present or represented. At any meeting of the directors, each director, be it by his presence or by his alternate, is entitled to one vote.

        Questions arising at a meeting of the board of directors are required to be decided by simple majority votes of the members of the board of directors present or represented at the meeting. In the case of a tie vote, the chairperson of the meeting shall have a second or deciding vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

Borrowing Powers

        Our directors may exercise all the powers to raise or borrow money, to mortgage or charge all or any part of our undertaking, property and assets (present and future) and uncalled capital and, subject to the Companies Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Inspection of Books and Records

        Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

Exempted Company

        We are an exempted company with limited liability under the Companies Law. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on our shares. We are subject to reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. We currently intend to comply with the NYSE rules, in lieu of following home country practice. The NYSE rules require that every company listed on the NYSE hold an annual general meeting of shareholders. In addition, our third amended and restated articles of association allows directors or shareholders holding not less than 50% of the voting power at shareholder meetings to call special shareholder meetings pursuant to the procedures set forth in the articles. We believe that the differences with respect to being a Cayman Islands exempted company as opposed to a Delaware corporation do not pose additional material risks to investors, other than the risks described under "Risk Factors—Risks Related to Our ADSs" in our most recently filed annual report on Form 20-F.

Differences in Corporate Law

        The Companies Law is modeled after similar law in England but does not necessarily always follow recent changes in English law. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

(i) Schemes of Arrangement

        The Companies Law contains statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the Company is not proposing to act illegally or beyond its power and the statutory provisions as to the due majority vote have been complied with;

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  the shareholders have been fairly represented at the meeting in question;

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  the arrangement is such that a businessman would reasonably approve; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on minority."

        When a take-over offer is made and accepted by holders of 90.0% of the shares (within four months), the offeror may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or a breach of the Companies Law.

        If a scheme of arrangement or takeover offer is thus approved or accepted, the dissenting shareholder are unlikely to have any rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

(ii) Mergers and Consolidations

        The Companies Law provides for mergers and consolidations between Cayman Islands companies (and between Cayman Islands companies and foreign companies if the merged company or consolidated company will continue to be a Cayman Islands company). Merger means the merging of two or more constituent companies into a sole remaining constituent company or surviving company and the vesting of the assets and liabilities of the constituent companies in the surviving company. Consolidation means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of the constituent companies in the consolidated company. The directors of each constituent company must approve a written plan of merger or consolidation (the "Plan"). The Plan must contain certain prescribed information including the basis of converting the shares in each constituent company into shares of the consolidated company or surviving company and the rights attached thereto; any proposed amendments to the memorandum and articles of the surviving company in a merger or the proposed new memorandum and articles of the consolidated company in a consolidation and details of all secured creditors. The Plan must be approved by the shareholders of each constituent company by a special resolution of our shareholders.

        Shareholders do not need to approve a merger between a Cayman Islands parent company and a Cayman Islands subsidiary. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        The Plan must be filed with the Registrar of Companies together with supporting documents including a declaration (i) of solvency (debts as they fall due), (ii) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies, (iii) of the assets and liabilities of each constituent company, (iv) that no proceedings are outstanding and that no order has been made or resolution passed to wind up the constituent company or to appoint a receiver, trustee or administrator in any jurisdiction (v) that no scheme, order, compromise or arrangement has been made in any jurisdiction whereby the rights of creditors have been suspended or restricted and an undertaking that a copy of the certificate of merger or consolidation will be given to members and creditors of the constituent company and notification of the merger or consolidation will be published in the Cayman Islands Gazette.

        A certificate of merger or consolidation is issued by the Registrar of Companies which is prima facie evidence of compliance with all statutory requirements in respect of the merger or consolidation.

        The effective date of a merger or consolidation is the date the Plan is registered by the Registrar of Companies although the Plan may provide for an effective date up to 90 days after the date of registration.

        In certain circumstances a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        The following procedure will otherwise apply:

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  The dissentient shareholder must give written notice of objection ("notice of objection") to the constituent company before the vote to approve the merger or consolidation.

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  Within 20 days of the vote approving the merger or consolidation the constituent company must give written notice of the approval ("approval notice") to all dissentient shareholders who served a notice of objection.

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  Within 20 days ("dissent period") of the approval notice a dissentient shareholder must give a written notice of dissent ("notice of dissent") to the constituent company demanding payment of the fair value of his shares.

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  Within 7 days of the expiry of the dissent period or within 7 days of the date on which the plan of merger or consolidation is filed with the Registrar of Companies (whichever is later) the constituent company, surviving company or consolidated company must make a written offer ("fair value offer") to each dissentient shareholder to purchase their shares at a price determined by the company to be their fair value.

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  If the company and the dissentient shareholders fail to agree the price within 30 days of the fair value offer ("negotiation period") then within 20 days of the expiry of the negotiation period the company must apply to the Grand Court of the Cayman Islands to determine the fair value of the shares held by all dissentient shareholders who have served a notice of dissent and who have not agreed the fair value with the company. All rights, benefits, immunities, privileges and property (including business and goodwill) of each of the constituent companies will vest in the surviving or consolidated company which will be liable for all debts, contracts, obligations, mortgages, charges, security interests and liabilities of each constituent company. Existing claims, proceedings, judgments, orders or rulings applicable to each constituent company will automatically apply to the surviving company or the consolidated company.

Shareholders' Suits

        Derivative actions have been brought under Cayman Islands law but were unsuccessful for technical reasons. In principle, we will normally be the proper plaintiff and a derivative action may not normally be brought by a minority shareholder. However, based on English authorities, which would likely be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or beyond its power;

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  the act complained of, although not beyond the power of the company, could be effected only if authorized by more than a simple majority vote that has not been obtained;

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  those who control the company are perpetrating a "fraud on the minority"; and

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  the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated

memorandum and articles of association permit indemnification of officers, directors and auditors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers or auditors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Anti-takeover Provisions in the Amended and Restated Memorandum and Articles of Association

        Cayman Islands law does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings, act by written consent and submit shareholder proposals. Our amended memorandum and articles of incorporation provide for, among others, a staggered board, blank check preferred stock and provisions that restrict the rights of shareholders to call shareholders' meetings and eliminate their right to act by written consent.

Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        Under Cayman Islands law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to personally profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        In general, the Companies Law imposes various duties on officers of a company with respect to certain matters of management and administration of the company. The Companies Law contains provisions, which impose default fines on persons who fail to satisfy those requirements. However, in many circumstances, an individual is only liable if he knowingly is guilty of the default or knowingly and willfully authorizes or permits the default.

Shareholder Action by Written Consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Law allows a special resolution to be passed in writing if signed by all the shareholders and authorized by the articles of association.

Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated articles of association allow our shareholders holding not less than 50% of our paid-up voting share capital to requisition a shareholder's meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our amended and restated articles of association require us to call such meetings.

Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. While there is nothing under the Cayman Islands law which specifically prohibits or restricts the creation of cumulative voting rights for the election of directors of a Company, our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed, by way of ordinary resolution of the shareholders.

Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a

Delaware public corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        A Cayman company may enter into some business transactions with significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without prior approval from the shareholders.

Sale of Assets

        Contrary to the general practice in most corporations incorporated in the United States, Cayman Islands law does not require that shareholders approve sales of all or substantially all of a company's assets.

Dissolution; Winding up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated articles of association provides that, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a class meeting of holders of two-thirds of the shares of such class.

Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with the vote of holders of two-thirds of our shares voting at a meeting.

Rights of Non-resident or Foreign Shareholders

        There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Rights Plan

        On October 17, 2007, our board of directors authorized the distribution of one ordinary share purchase right, which we refer to as the purchase right, for each ordinary share as of the close of business on October 26, 2007. The distribution was made on October 26, 2007, to the shareholders of record as of the close of business on October 26, 2007, or the rights record date. One such right will also be attached to each ordinary shares subsequently issued until the earlier of the distribution date and the expiration date thereunder. The purchase rights will become exercisable only if a person or group obtains ownership of 15% or more of the Company's ordinary shares (including by acquisition of our ADSs) or enters into an acquisition transaction without the approval of our board of directors, at which time the holders of the purchase rights (other than the acquiring person or group) will be entitled to purchase from us our ordinary shares at half of the market price at the time of purchase. In the event of a subsequent acquisition of the Company, the holders (other than the acquiring person or group) may be entitled to buy ordinary shares of the acquiring entity half price. The exercise price which we refer to as the rights purchase price, is US$95.00 per purchase right, subject to adjustment. The description and terms of the purchase rights are set forth in a rights agreement dated as of October 17, 2007, as amended as of June 2, 2008, which we refer to as the rights plan, between the Company and RBC Dexia Corporate Services Hong Kong Limited, as rights agent.

        Under the rights plan, Tianwei Baobian will be permitted to purchase our ordinary shares (i) pursuant to its subscription rights under the joint venture contract, as amended, and (ii) from Yingli Power, in each case without triggering the exercisability of the purchase rights.

        Until the close of business on the earlier of (i) the tenth day after the first date of a public announcement that a person (other than an exempted entity as defined in the rights plan, or an exempted entity) or group of affiliated or associated persons, which we refer to as an acquiring person, has acquired beneficial ownership of 15% or more of our ordinary shares then outstanding or (ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person (other than an exempted entity) or group of 15% or more of our ordinary shares then outstanding (the earlier of such dates being referred to as the distribution date), the purchase rights will be evidenced by the ordinary shares represented by certificates for ordinary shares outstanding as of the rights record date, together with a copy of the summary of rights disseminated in connection with the original distribution of the purchase rights.

        As defined in the rights plan, "exempted entity" means (i) the Company, (ii) any subsidiary of ours, (iii) any entity or trustee holding our ordinary shares for or pursuant to the terms of any employee benefit plan of ours or of any subsidiary of the Company or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of ours, (iv) any Yingli Power entity for so long as it beneficially owns no more than 46.42%, and no less than 15%, of our outstanding ordinary shares; and (v) any Tianwei Baobian entity with respect to our ordinary shares Tianwei Baobian may obtain pursuant to its subscription right or from a Yingli Power entity for so long as the Tianwei Baobian entity beneficially owns no more than 26.78%, and no less than 15% (in each case excluding any ordinary shares as to which it acquires beneficial ownership from a Yingli Power entity), of our outstanding ordinary shares.

        The rights plan provides that, until the distribution date (or earlier redemption or expiration of the purchase rights), the purchase rights will be transferable only in connection with the transfer of ordinary shares. The purchase rights are not exercisable until the distribution date. The purchase rights will expire on October 17, 2017 unless extended or unless the purchase rights are earlier redeemed or exchanged by us as described below.

        In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a purchase right, other than purchase rights beneficially owned by the acquiring person (which will thereupon become void), will thereafter have the right to receive upon exercise of a purchase right and payment of the rights purchase price, the number of our ordinary shares having a market value of two times the rights purchase price.

        In the event that, after a person or group has become an acquiring person, we are acquired in an amalgamation, merger, scheme of arrangement or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a purchase right (other than purchase rights beneficially owned by an acquiring person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the purchase right, the number of ordinary shares of the person with whom we have engaged in the foregoing transaction (or its parent) having a market value of two times the then-current rights purchase price at the time of such transaction.

        At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding ordinary shares or the occurrence of an event described in the prior paragraph, our board of directors may exchange the purchase rights (other than purchase rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one ordinary share per purchase right (subject to adjustment).

        The rights purchase price payable and the number of ordinary shares or other securities or property issuable upon exercise of the purchase rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in rights purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such rights purchase price. No fractional ordinary shares will be issued; in lieu thereof, an adjustment in cash will be made based on the market price of our ordinary shares on the last trading day prior to the date of exercise.

        At any time prior to the time an acquiring person becomes such, our board of directors may redeem the purchase rights in whole, but not in part, at a price of US$0.01 per purchase right, which we refer to as the rights redemption price. The redemption of the purchase rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the purchase rights, the right to exercise the purchase rights will terminate and the only right of the holders of purchase rights will be to receive the right redemption price.

        For so long as the purchase rights are then redeemable, we may, except with respect to the rights redemption price, amend the rights plan in any manner. After the purchase rights are no longer redeemable, we may, except with respect to the rights redemption price, amend the rights plan in any manner that does not adversely affect the interests of holders of the purchase rights.

        Until a purchase right is exercised or exchanged, the holder of such purchase right will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        JPMorgan Chase Bank, N.A., as depositary, will issue ADSs in an offering of ADSs. Each ADS will represent an ownership interest in one ordinary share which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among us, the depositary and you as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which it has not distributed directly to you. Unless specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflects your ownership of ADSs.

        The depositary's office is located at 1 Chase Manhattan Plaza, Floor 58, New York, NY 10005-1401.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement dated as of July 13, 2007 and amended and supplemented as of February 3, 2009 and, among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Pursuant to the supplemental agreement to the deposit agreement dated as of February 3, 2009, the ordinary shares underlying the ADRs are entitled to certain rights set forth in a rights agreement between us and RBC Dexia Corporate Services Hong King Limited, as rights agent, or the Rights Agent, dated as of October 17, 2007, which is amended by Amendment No. 1 to the Rights Agreement dated as of June 2, 2008 between us and the Rights Agent. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

        The following is a summary of the material terms of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's public reference room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at www.sec.gov.

Share Dividends and Other Distributions

How will you Receive Dividends and Other Distributions on the Shares Underlying your ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, to the extent the depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash.  The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered holders, and (iii) deduction of the depositary's expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

  •
  Rights to Receive Additional Shares.  In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the depositary may lawfully distribute such rights, the depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the depositary may:

  •
  sell such rights if practicable and distribute the net proceeds as cash; or

  •
  if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

        We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

  •
  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

        If the depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability for interest thereon and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the Depositary Issue ADSs?

        The depositary will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

        Shares deposited in the future with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

        The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as "deposited securities."

        Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR Holders Cancel an ADS and Obtain Deposited Securities?

        When you turn in your ADSs at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian's office or effect delivery by such other means as the depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The Depositary may Fix Record Dates for the Determination of the ADR Holders who will be Entitled (or Obligated, as the Case may be):

  •
  to receive a dividend, distribution or rights,

  •
  to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities,

  •
  for the determination of the registered holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR,

  •
  to receive any notice or to act in respect of other matters, or

  •
  all subject to the provisions of the deposit agreement.

Voting Rights

How do you vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the depositary will notify the ADR holders of any shareholder meeting or solicitation of consents or proxies. This notice will state such information as contained in the voting materials and describe how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

        There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will you be able to view our reports?

        The depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the Securities and Exchange Commission.

        Additionally, if we make any written communications generally available to holders of our shares, including the depositary or the custodian, and we request the depositary to provide them to ADR holders, the depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What Fees and Expenses will you be Responsible for Paying?

        ADR holders will be charged a fee for each issuance of ADSs, including issuances resulting from distributions of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is US$5.00 for each 100 ADSs (or any portion thereof) issued or surrendered.

        The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADRs), whichever is applicable:

  •
  to the extent not prohibited by the rules of any stock exchange or interdealer quotation system upon which the ADSs are traded, a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

  •
  a fee of US$0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the deposit agreement;

  •
  a fee of US$0.04 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering our ADR program (which fee may be charged on a periodic basis during each calendar year (with the aggregate of such fees not to exceed the amount set forth above) and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

  •
  any other charge payable by any of the depositary, any of the depositary's agents, including, without limitation, the custodian, or the agents of the depositary's agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

  •
  a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges incurred at your request;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

  •
  expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars; and

  •
  such fees and expenses as are incurred by the depositary (including without limitation expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable laws, rules or regulations.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.

        Our depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide services to any holder until the fees owing by such holder for those services and any other unpaid fees are paid.

Payment of Taxes

        ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

Reclassifications, Recapitalizations and Mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:

  (i)
  amend the form of ADR;

  (ii)
  distribute additional or amended ADRs;

  (iii)
  distribute cash, securities or other property it has received in connection with such actions;

  (iv)
  sell any securities or property received and distribute the proceeds as cash; or

  (v)
  none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How May the Deposit Agreement be Amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities.

How May the Deposit Agreement be Terminated?

        The depositary may terminate the deposit agreement by giving the ADR holders at least 30 days prior notice, and it must do so at our request. The deposit agreement will be terminated on the removal of the depositary for any reason. After termination, the depositary's only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR holders

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to ADR Holders and Holders of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the depositary and its custodian may require you to pay, provide or deliver:

  •
  payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

  •
  the production of proof satisfactory to the depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, payment of applicable taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, information relating to the registration of the shares on the books maintained by or on our behalf for the transfer and registration of shares, compliance with applicable laws, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADR, as it may deem necessary or proper; and

  •
  compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The deposit agreement expressly limits the obligations and liability of the depositary, us and our respective agents. Neither we nor the depositary nor any such agent will be liable if:

  •
  present or future law, rule or regulation of the United States, the Cayman Islands or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary's or our respective agents' control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provides shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

  •
  it exercises or fails to exercise discretion under the deposit agreement or the ADR;

  •
  it performs its obligations without gross negligence or bad faith;

  •
  it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

  •
  it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

        The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.

        The depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to request you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of deposited securities and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Requirements for Depositary Actions

        We, the depositary or the custodian may refuse to:

  •
  issue, register or transfer an ADR or ADRs;

  •
  effect a split-up or combination of ADRs;

  •
  deliver distributions on any such ADRs; or

  •
  permit the withdrawal of deposited securities (unless the deposit agreement provides otherwise), until the following conditions have been met:

  •
  the holder has paid all taxes, governmental charges, and fees and expenses as required in the deposit agreement;

  •
  the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation, proof of identity and the genuineness of any signature; and

  •
  the holder has complied with such regulations as the depositary may establish under the deposit agreement.

        The depositary may also suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs, or the withdrawal of deposited securities (unless the deposit agreement provides otherwise), if the register for ADRs or any deposited securities is closed or the depositary decides it is advisable to do so.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Pre-release of ADSs

        The depositary may issue ADSs prior to the deposit with the custodian of shares (or rights to receive shares). This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying shares (or rights to receive shares from us or from any registrar, transfer agent or other entity recording share ownership or transactions) are delivered to the depositary. The depositary may pre-release ADSs only if:

  •
  the depositary has received collateral for the full market value of the pre-released ADSs (marked to market daily); and

  •
  each recipient of pre-released ADSs agrees in writing that he or she:

  •
  owns the underlying shares,

  •
  assigns all rights in such shares to the depositary,

  •
  holds such shares for the account of the depositary and

  •
  will deliver such shares to the custodian as soon as practicable, and promptly if the depositary so demands.

        In general, the number of pre-released ADSs will not evidence more than 30% of all ADSs outstanding at any given time (excluding those evidenced by pre-released ADSs). However, the depositary may change or disregard such limit from time to time as it deems appropriate. The depositary may retain for its own account any earnings on collateral for pre-released ADSs and its charges for issuance thereof.

Appointment

        In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

  •
  be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

  •
  appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

DESCRIPTION OF PREFERRED SHARES

        Our board of directors has the authority, without shareholder approval, to issue an unlimited number of preferred shares in one or more series.

        Our board of directors may establish the number of shares to be included in each such series and may set the designations, powers, preferences and relative, participating, optional and other rights, if any, of the series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

        The specific terms of any preferred shares to be offered by this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred shares offered may differ from the general terms set forth below. Unless otherwise specified in the prospectus supplement relating to the preferred shares offered thereby, each series of preferred shares offered will rank in equal right of payment to all other series of our preferred shares, and holders thereof will have preemptive rights. The preferred shares offered will, when issued, be fully paid and nonassessable.

        You should read the applicable prospectus supplement for the terms of the preferred shares offered. The terms of the preferred shares set forth in such prospectus supplement may include the following, as applicable to the preferred shares offered thereby:

  •
  the designation of the series of preferred shares;

  •
  the number of shares of such preferred shares offered;

  •
  the liquidation preference per share and the offering price of such preferred shares;

  •
  the dividend rate or rates of such preferred shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

  •
  the amounts payable on shares of such preferred shares in the event of voluntary or involuntary liquidation, dissolution or winding up;

  •
  the redemption rights and price or prices, if any, for the shares of such preferred shares;

  •
  the terms and amount of any sinking fund providing for the purchase or redemption of the shares of such preferred shares, if any;

  •
  the voting rights, if any, granted to the holders of the shares of such preferred shares;

  •
  whether the preferred shares will be convertible into our ordinary shares or any other class of our shares capital, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion will be made;

  •
  any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred shares as may be permitted by the Companies Law or our articles of association; and

  •
  a discussion of U.S. federal income tax considerations applicable to such preferred shares.

 DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities we may offer using this prospectus or one or more prospectus supplements. The debt securities will be issued under an indenture, dated as of November 28, 2008, or the Indenture, between us and Wilmington Trust Company, as trustee, or under one or more other indentures to be entered into between us and the trustee named thereunder. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We have summarized certain terms and provisions of the Indenture. The summary is not complete. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the Indenture for the provisions which may be important to you. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

        The Indenture does not limit the amount of debt securities which we may issue. We may issue debt securities in one or more series and up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including, among other things, the following:

  •
  the title of the debt securities of the series;

  •
  limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

  •
  the dates on which or periods during which the debt securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities of such series are or may be payable or the method by which such date or dates may be determined or extended;

  •
  the rate or rates at which the debt securities of the series will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and, in the case of registered debt securities, the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

  •
  if other than U.S. Dollars, the currency in which debt securities of the series will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities of the series will be payable and any other terms concerning such payment;

  •
  if the amount of payment of principal of, premium, if any, or interest on the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

  •
  if the principal of, premium, if any, or interest on debt securities of the series will be payable, at our election or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

  •
  the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on debt securities of the series will be payable, and where debt securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, if a different location, and the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made;

  •
  the price or prices at which, the period or periods within which, or the date or dates on which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, if we have that option;

  •
  our obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder thereof, and the price or prices at which, the period or periods within which or the date or dates on which, the currency or currencies in which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of US$1,000 or any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration of acceleration of the maturity;

  •
  whether the debt securities of the series are to be issued as original issue discount debt securities and the amount of discount with which such debt securities may be issued;

  •
  provisions, if any, for the defeasance of debt securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

  •
  whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual debt securities represented thereby;

  •
  the date as of which any global security of the series will be dated if other than the original issuance of the first debt security of the series to be issued;

  •
  the form of the debt securities of the series;

  •
  if the debt securities of the series will be convertible into or exchangeable for any securities or property of any person or entity (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

  •
  whether the debt securities of such series are subject to subordination and the terms of such subordination;

  •
  any restriction or condition on the transferability of the debt securities of such series;

  •
  any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to debt securities of such series;

  •
  any addition or change in the provisions related to supplemental indentures which applies to debt securities of such series;

  •
  provisions, if any, granting special rights to holders upon the occurrence of specified events;

  •
  any addition to or change in the Events of Default (as defined in the Indenture) which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable and any addition or change in the provisions which applies to debt securities of the series;

  •
  any addition to or change in the covenants set forth in the Indenture which apply to debt securities of the series;

  •
  the provisions, if any, relating to any security or guarantee provided for the debt securities of such series; and

  •
  any other terms of the debt securities of the series, or any provisions of the Indenture that will not apply to such debt securities or will apply as modified by the terms of such supplemental indenture.

Events of Default

        The term "Event of Default" as used in the Indenture with respect to debt securities of any series means one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified:

  (a)
  default in the payment of any interest on the debt securities, when the interest becomes due and payable, and continuance of such default for a period of 30 days;

  (b)
  default in the payment of principal of or any premium on the debt securities, when the principal or premium becomes due and payable at their maturity, upon exercise of any repurchase right applicable to such debt securities by call for redemption (otherwise than pursuant to a sinking fund), upon repurchase at the option of the holder thereof, upon acceleration or otherwise;

  (c)
  our failure to pay a sinking fund installment, if any, when and as the same will become payable by the terms of the debt securities, which failure will have continued unremedied for a period of 30 days;

  (d)
  our failure to comply with any of other agreements contained in the debt securities of such series or the Indenture;

  (e)
  certain events in bankruptcy, insolvency, reorganization or other similar proceedings with respect to us;

  (f)
  the occurrence of any other Event of Default with respect to the debt securities as provided in a supplemental indenture and the prospectus supplement;

provided, however, that no event described in clause (d) or (other than with respect to a payment default) (f) above constitute an Event of Default hereunder until a responsible officer assigned to and working in the trustee's corporate trust department has actual knowledge thereof or until a written notice of any such event is received by the trustee, and such notice refers to the facts underlying such event, the debt securities generally, us and the Indenture.

        If an Event of Default described above with respect to the debt securities of any series at the time outstanding occurs and is continuing, then, and in each and every such case, either the trustee or the holders of 25% or more in principal amount of the debt securities of such series then outstanding may (and upon the written request of the holders of a majority in principal amount of such debt securities then outstanding, the trustee should) declare the principal of and all accrued but unpaid interest on all the debt securities of such series then outstanding, if not then due and payable, to be due and payable, and upon any such declaration the same will become and be immediately due and payable (subject to applicable law). Except with respect to an Event of Default under subsections (e) above and except to the extent otherwise provided in subsection (d) above, no Event of Default with respect to debt securities of one series will constitute an Event of Default with respect to debt securities of any other series. Upon payment of such amounts in the currency in which such debt securities are denominated, all of our obligations of in respect of the payment of principal of and interest on the debt securities of such series will terminate.

        After a declaration of acceleration with respect to the debt securities of such series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

        During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity.

        Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has neglected or failed to do so within 60 days after it received this notice.

        The trustee will, within 90 days after any Event of Default occurs, if known to the trustee, give notice of the Event of Default to the holders of the debt securities of that series, unless the Event of Default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due or making any sinking fund payment, the trustee can withhold giving notice to the holders if a determination is made in good faith by the responsible officers of the trustee that the withholding of notice is in the interest of the holders.

        We are required to furnish to the trustee within 120 days after the end of each fiscal year a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or vice president and treasurer as to his or her knowledge of our compliance with all conditions and covenants under the Indenture.

Amendment and Waiver

        The Indenture may be amended or supplemented without the consent of any holder of debt securities in order to:

  •
  add to the covenants and agreements to be observed, and to add Events of Default, in each case for the protection or benefit of the holders of debt securities of all or any series or to surrender any right or power conferred in the Indenture upon us;

  •
  delete or modify any Events of Default with respect to all or any series of the debt securities, and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

  •
  add to or change any of the provisions of the Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on registered debt securities; provided that any such action may not adversely affect the interests of the holders of debt securities of any series in any material respect;

  •
  evidence the succession of another corporation to us, or successive successions, and the assumption by such successor of our covenants and obligations of contained in the debt securities of one or more series and in the Indenture or any supplemental indenture;

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the Indenture as necessary for or facilitate the administration of the trusts by more than one trustee;

  •
  secure any series of debt securities;

  •
  evidence any changes to the Indenture for the removal, appointment or replacement of trustee pursuant to the Indenture;

  •
  cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any indenture supplemental thereto which may be defective or inconsistent with any other provision contained in the Indenture or in any indenture supplemental, or to make any other provisions with respect to matters or questions arising under the Indenture or in any indenture supplemental which do not materially and adversely affect the interests of any holder of debt securities of any affected series; provided that no such provisions will be deemed to adversely effect the holders of any affected series of debt securities if such change is made to conform the terms of such debt securities to the terms described in the offering document used in the initial distribution thereof;

  •
  comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

  •
  add guarantors or co-obligors with respect to any series of debt securities;

  •
  provide for uncertificated securities in addition to certificated securities;

  •
  prohibit the authentication and delivery of additional debt securities of any series;

  •
  establish the form and terms of debt securities of any series as permitted in the Indenture, or to authorize the issuance of additional debt securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the Indenture, or other conditions, limitations or restrictions thereafter to be observed;

  •
  supplement any of the provisions of the indenture to such extent as necessary to permit or facilitate the defeasance and discharge of any of the debt securities, provided that any such action will not adversely affect the interests of any holder of debt securities of any affected series in any material respect as evidenced by an opinion of counsel;

  •
  make any change to the Indenture of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an opinion of counsel, provided that any such change will not adversely affect the interests of any holder of debt securities of any affected series in any material respect; or

  •
  change or eliminate any of the provisions of the Indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply.

        With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, we and the trustee may amend or supplement the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the holders of the debt securities of such series to be affected; provided, however, that no such amendment or supplement may, without the consent of the holder of each outstanding debt security affected:

  •
  extend the stated maturity of the principal of, or any installment of interest on, any debt security, or reduce its principal amount or interest or any premium payable upon redemption thereof, or change the currency in which the principal of and premium, if any, or interest on such debt security is denominated or payable, or reduce the amount of the principal and premium, if any, that would be due and payable upon a declaration of acceleration of the maturity thereof, or impair the right to institute suit for the enforcement of any payment on any debt security or adversely affect any right to convert or exchange any debt security; or

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any amendment or supplement, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture; or

  •
  modify the rights, duties or immunities of the trustee;

  •
  modify the provisions with respect to the repurchase rights of the holders, as applicable, in debt securities of such series in a manner adverse to holders thereof; or

  •
  alter the manner of calculation or rate of accrual of interest, repurchase price or the conversion rate, as applicable, on any debt security of such series or extend the time for payment of any such amount; or

  •
  modify certain other provisions of the Indenture.

Merger, Consolidation and Sale of Assets

        Except as other provided with respect to any series of debt securities, we are not permitted to consolidate with or merge with or into any person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to any successor person or entity other than to one or more or our wholly-owned subsidiaries, unless:

  (a)
  we are the surviving entity or the resulting, surviving or transferee entity, if other than us, expressly assumes our obligations on any debt securities and under the Indenture;

  (b)
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing under the Indenture. A purchase by a subsidiary of all or substantially all of the assets of another entity will not be deemed to be a purchase of such assets by us; and

  (c)
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease, or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the relevant provisions under the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

        Upon any consolidation with, or merger into, any other person or entity or any conveyance, transfer or lease of all or substantially all of our properties and assets in accordance with paragraph (a), the successor person or entity formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture with the same effect as if such successor person or entity had been named as us in the Indenture, and thereafter, except in the case of a lease, the predecessor person or entity will be discharged from all obligations under the Indenture and any debt securities.

Satisfaction, Discharge and Defeasance

        The Indenture, with respect to the debt securities of any series (if all series issued under the Indenture are not affected), will, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such debt securities expressly provided for and rights to receive payments of principal of and premium, if any, and interest on such debt securities)

and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when,

  •
  either:

  –
  all debt securities of such series that have been authenticated and delivered have been delivered to the trustee for cancellation; or

  –
  all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or will be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee in our name and at our expense, and we have deposited or caused to be deposited with the trustee or paying agent as trust funds in trust for the purpose an amount in the currency in which such debt securities are denominated sufficient to pay and discharge the entire indebtedness on such debt securities for principal and premium, if any, and interest to the date of such deposit or to the stated maturity or redemption date, as the case may be;

  •
  we have paid or caused to be paid all other sums payable hereunder under the Indenture; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel each stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture with respect to such series have been complied with.

        At our option, we may be deemed to have been discharged from our obligations with respect to debt securities of any series on the first day after the applicable conditions set forth below have been satisfied, or we may cease to be under any obligation to comply with any term, provision or condition under the Indenture with respect to debt securities of any series at any time after the applicable conditions set forth below have been satisfied:

  •
  we have deposited or caused to be deposited irrevocably with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series (A) money in an amount, or (B) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (C) a combination of (A) and (B), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the outstanding securities of such series on the dates such installments of interest or principal and premium are due;

  •
  No Event of Default or event (including such deposit) that, with notice or lapse of time, or both, would become an Event of Default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit; and

  •
  We have delivered to the trustee an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option above and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the debt securities of such series being discharged, the opinion of counsel must also state that the basis for the foregoing tax treatment is that (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to that effect or (2) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law.

 DESCRIPTION OF WARRANTS

        We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

        We may issue warrants to purchase our ordinary shares (including ordinary shares represented by ADSs) or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under one or more warrant agreements to be entered into between us and such warrant agent as may be named therein, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The particular terms of the warrants, the warrant agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the warrants;

  •
  the offering price, if any;

  •
  the aggregate amount of warrants and the aggregate amount of securities purchasable upon exercise of the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued, and the amount of warrants issued with each security;

  •
  the date, if any, on and after which the warrants and the related security will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  a discussion of U.S. federal income tax, accounting or other considerations applicable to the warrants;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

  •
  Cayman Islands companies do not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Yingli Green Energy Americas, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman (Cayman) Limited, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman (Cayman) Limited has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        Fangda Partners has advised us further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments, which do not otherwise violate basic legal principles, state sovereignty, safety or social public interest of the PRC, in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between the PRC and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would recognize and enforce judgments rendered by U.S. courts.

 LEGAL MATTERS

        Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman (Cayman) Limited to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Fangda Partners. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

 EXPERTS

        The consolidated financial statements of Yingli Green Energy Holding Company Limited as of December 31, 2011 and 2012 and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The offices of KPMG are located at 8th Floor, Prince's Building, 10 Chater Road, Central, Hong Kong Special Administrative Region, People's Republic of China.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers, directors and auditors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers or auditors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

        Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

ITEM 9.    EXHIBITS

        See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 10.    UNDERTAKINGS

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or

    Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baoding, People's Republic of China, on October 16, 2013.

By:	/s/ LIANSHENG MIAO
	Name:	Liansheng Miao
	Title:	Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 16, 2013.

Signature	Title(s)

/s/ LIANSHENG MIAO Liansheng Miao	Chairman of the Board/Chief Executive Officer (principal executive officer)
/s/ YIYU WANG Yiyu Wang	Chief Financial Officer (principal financial and accounting officer)
* Zongwei Li	Director/Chief Strategy Officer
* Xiangdong Wang	Director
* Iain Ferguson Bruce	Director
* Ming Huang	Director

Signature	Title(s)

* Zheng Xue	Director
* Junmin Liu	Director

*By:	/s/ LIANSHENG MIAO
Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

        Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Yingli Green Energy Holding Company Limited, has signed this registration statement or amendment thereto in New York, New York, on October 16, 2013.

Yingli Green Energy Americas, Inc.
By:	/s/ LEONARD CONAPINSKI
	Name:	Leonard Conapinski
	Title:	Vice President & General Counsel

Exhibit Index

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement
4.1
Form of Registrant's American Depositary Receipt (incorporated by reference to Exhibit 4.1 from our F-1 registration statement (File No. 333-142851), as amended, initially filed with the Commission on May 11, 2007)
4.2
Registrant's Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 from our F-1 registration statement (File No. 333-142851), as amended, initially filed with the Commission on May 11, 2007)
4.3
Form of Deposit Agreement among the Registrant, the depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.3 from our F-1 registration statement (File No. 333-142851), as amended, initially filed with the Commission on May 11, 2007)
4.4	†	Indenture, dated November 28, 2008, between the Registrant and Wilmington Trust Company, as trustee
4.5	*	Form of Note
4.6	*	Form of Warrant
4.7	*	Form of Warrant Agreement
4.8

Rights Agreement, dated as of October 17, 2007 between the registrant and RBC Dexia Corporate Services Hong Kong Limited, as rights agent (incorporated by reference to the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on October 17, 2007)

4.9

Amendment No. 1 to Rights Agreement, dated as of June 2, 2008, between the registrant and RBC Dexia Corporate Services Hong Kong Limited, as rights agent (incorporated by reference to the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on June 3, 2008)

5.1		Opinion of Conyers Dill & Pearman (Cayman) Limited regarding the validity of ordinary shares
5.2	†	Opinion of Simpson Thacher & Bartlett LLP regarding the validity of the securities (other than ordinary shares and preferred shares)
12.1	†	Statement regarding the computation of ratio of earnings to fixed charges
23.1	†	Consent of KPMG, Independent Registered Public Accounting Firm
23.2		Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1)
23.3		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2)
23.4	†	Consent of Fangda Partners
24.1	†	Powers of Attorney
25.1	*	Statement of eligibility of trustee on Form T-1

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

†
Previously filed.